                                                                  EXHIBIT 1.1


                                                                  EXECUTION COPY
                                                                  -------------






                       $600,000,000


                   OWENS-ILLINOIS, INC.


         $300,000,000 7.85% Senior Notes due 2004

         $300,000,000 8.10% Senior Notes due 2007






                  UNDERWRITING AGREEMENT








May 13, 1997

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                                                                    May 13, 1997





MORGAN STANLEY & CO.
  INCORPORATED
BT SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC CAPITAL MARKETS, INC.
SALOMON BROTHERS INC
c/o MORGAN STANLEY & CO.
      INCORPORATED
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

          Owens-Illinois, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $300,000,000 principal amount of its 7.85% Senior Notes due 2004 (the "7-Year Notes") and $300,000,000 principal amount of its 8.10% Senior Notes due 2007 (the "10-Year Notes" and, together with the 7-Year Notes, the "Securities") to be issued pursuant to the provisions of an Indenture dated as of May 16, 1997 (the "Indenture") by and between the Company and The Bank of New York, as Trustee (the "Trustee").

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-25175), which registration statement also constitutes, pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), Post-Effective Amendment No. 1 to the Registration Statement (File No. 33-51982), as amended, relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statements, as amended, have been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, the Company has prepared and filed with the Commission the Preliminary Prospectus (as defined herein) pursuant to Rule 424(b) under the Securities Act in accordance with Rule 424(b) under the Securities Act.

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          The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus, including any preliminary prospectus supplement, used in connection with the offer of any Securities prior to the date hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined herein). "Prospectus" shall mean the prospectus, including any prospectus supplement relating to the Securities, that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statements referred to above, including incorporated documents and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein), shall also mean such registration statements as so amended. Such term shall include any Rule 430A Information deemed to be included therein as provided by Rule 430A. "Rule 430A Information" means information with respect to the Securities and the offering thereto permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants, as of the date hereof and as of the Closing Date, to and agrees with each of the Underwriters as follows:


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          (i) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, at the time the Registration Statement became effective, as of the Closing Date and as amended or supplemented, if applicable, and the Prospectus, when it is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date, complied and will comply, as the case may be, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

        (ii) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in accordance with Rule 424(b) under the Securities Act.

       (iii) The Registration Statement, at the time the Registration Statement became effective, as amended or supplemented (or, if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the Effective Date, then at the time of the most recent such filing) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective, as amended or supplemented and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply
(A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any of you expressly for use in the Registration Statement or Prospectus or (B) to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture.

      (iv) The documents incorporated by reference in the Registration Statement and Prospectus, as amended or supplemented, if applicable, at the time they were or hereafter are filed with the Commission, complied


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    and will comply in all material respects with the requirements of the
    Exchange Act and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective and at the Closing Date, did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (v) Each of Ernst & Young LLP ("Ernst & Young"), K.P.M.G. S.p.A. and Arthur Andersen S.p.A., who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, each as amended or supplemented, if applicable, are independent public accountants as required by the Securities Act.

        (vi) (A) The consolidated financial statements and the related notes of the Company included or incorporated by reference in the Registration Statement and the Prospectus, or in any supplement thereto or amendment thereof, present fairly the consolidated financial position of the Company and its subsidiaries, considered as one enterprise, as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries, considered as one enterprise, for the periods specified; (B) such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and (C) the financial statement schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

        (vii) The pro forma financial statements contained in the Preliminary Prospectus and the Prospectus under the heading "Unaudited Pro Forma Consolidated Financial Information" have been prepared on a basis consistent with the historical statements referred to in (vi) above, except for the pro forma adjustments specified therein, and (A) include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X necessary to reflect the AVIR Acquisition and the Refinancing (each as defined in the Preliminary Prospectus or the Prospectus), (B) give effect to the assumptions made on a reasonable basis,
    (C) present fairly in all material respects in accordance with generally accepted accounting


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    principles consistently applied throughout such periods, the historical and proposed transactions contemplated by the Preliminary Prospectus and the Prospectus and (D) comply in all material respects with the requirements of Rules 11-01 and 11-02 of Regulation S-X; and the other pro forma financial information and pro forma financial data set forth in the Prospectus under the captions "Summary -- Summary Historical and Pro Forma Financial Data" and "Consolidated Capitalization" are derived from such "Unaudited Pro
    Forma Consolidated Financial Information."

         (viii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, business or results of operations of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

          (ix) Each subsidiary of the Company that is a "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X under the Securities Act) (hereinafter a "Significant Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

           (x) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

           (xi) All of the issued and outstanding capital stock of each Significant Subsidiary of the Company (including Owens-Illinois Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the


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    Company) has been duly authorized, is validly issued, fully paid and non-assessable and, except as set forth in Schedule II hereto, is owned by the Company, directly or through one or more subsidiaries of the Company, free and clear of any material lien.

          (xii) There are no holders of securities (debt or equity) of the Company, or holders of rights (including preemptive rights), warrants or options to obtain securities of the Company, who have the right to request the Company to register securities held by them under the Securities Act, except for the Registration Rights Agreement dated as of March 17, 1986 by and among OII Holdings Corporation (the predecessor in interest to the Company), KKR Partners II, L.P., OII Associates, L.P., OII Associates II, L.P. and KKR Associates, L.P.

          (xiii) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been authorized by all necessary corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

          (xiv) The Company has the corporate power and authority to execute and deliver the Indenture and to perform its obligations provided for therein; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company substantially in the form filed as an exhibit to the Registration Statement and, when executed and delivered by the Company and assuming due execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

           (xv) The Company has the corporate power and authority to execute, issue and deliver the Securities and to incur and perform its obligations provided for therein; the Securities have been duly authorized and, when executed, issued and authenticated in accordance


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    with the provisions of the Indenture and delivered to and paid for by the
    Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and as rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (whether enforcement is considered in a proceeding in equity or at law); and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

           (xvi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, contemplated thereby or otherwise incorporated by reference therein, there has not been (A) any material adverse change in the condition (financial or otherwise), properties, assets, business, or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) any transaction entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, that could have a Material Adverse Effect, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

         (xvii) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws or in default (nor has an event occurred that with notice or passage of time or both would constitute such a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Company or its subsidiaries is subject or by which any of them or any of their properties or assets may be bound or affected, (B) in violation of any existing applicable law, ordinance, regulation, judgment, order or decree of any government, governmental instrumentality, arbitrator or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets or (C) in each case to the knowledge of the Company, in violation of or has


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

    violated any permit, certificate, license, order or other approval or authorization required in connection with the operation of its business that, with respect to each of clause (A), (B) and (C) of this paragraph, would (individually or in the aggregate) (I) adversely affect the legality, validity or enforceability of this Agreement, the Indenture or the Securities, (II) have a Material Adverse Effect or (III) impair the ability of the Company to fully perform on a timely basis any obligations that it has under this Agreement, the Indenture or the Securities.

       (xviii) The issuance, sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement and the Indenture, the compliance by the Company with the terms herein and therein and the consummation by the Company of the transactions contemplated hereby, thereby and in the Registration Statement and the Prospectus, do not and will not result in a violation of any of the terms or provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, and (A) will not, as of the Closing Date, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets is bound, except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect or (B) do not and will not conflict with or result in a breach or violation of any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for any conflict, breach or violation that would not have a Material Adverse
    Effect.

        (xix) No authorization, approval, consent or order of, or qualification with, any governmental body or agency is required to be obtained or made by the Company for (A) the due authorization, execution, delivery and performance by the Company of this Agreement and the Indenture or the valid authorization, issuance, sale and delivery of the Securities, except (I) such as may be required by the securities or blue sky laws of the various states (the "Blue Sky laws") in connection with the offer and sale of the Securities and (II) for such consents that are required and have


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     been received and are in full force and effect as of the Closing Date.

           (xx) There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries or any of their properties and assets that (A) is required to be disclosed in the Prospectus and is not so disclosed, (B) except as disclosed in the Prospectus, could result in any Material Adverse Change, (C) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Securities or the execution and delivery of this Agreement or the Indenture or any of the transactions contemplated hereby or thereby or (D) questions the legality or validity of any such transaction or seeks to recover damages or obtain other relief in connection with any such transaction, and, in each case to the knowledge of the Company, there is no valid basis for any such action, suit, investigation or proceeding; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or that affect any of their properties and assets that are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to its business, would not have a Material Adverse Effect.

          (xxi) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required or, in the case of exhibits, will not be so filed promptly after the Closing Date.

         (xxii) Each of the Company and its subsidiaries has good title to all properties owned by them, in each case free and clear of all liens except
    (A) as do not materially interfere with the use made and proposed to be made of such properties, (B) as set forth in the Registration Statement and the Prospectus or (C) as could not reasonably be expected to have a Material Adverse Effect.

        (xxiii) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all


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    courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement or the Prospectus, except to the extent that the failure to so obtain or file would not have a Material Adverse Effect.

           (xxiv) Each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, except where the failure to own or possess or have the ability to acquire any such Intellectual Property would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Change.

            (xxv) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and its subsidiaries is in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health, safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,
    (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product,
    (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

           (xxvi) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the


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    Securities or any action resulting in a violation of Regulation M under the
    Exchange Act.

       (xxvii) The Securities are, or will be when issued, "excepted securities" within the meaning of Rule 101(c) of Regulation M under the Exchange Act.

      (xxviii) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

       (xxix) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (b) Any certificate signed by any officer of either the Company or any of its subsidiaries and delivered to you or to your counsel at the Closing Date pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company or such subsidiary of the Company, as the case may be, to each of you as to the matters covered thereby.

          2. AGREEMENT TO SELL AND PURCHASE. The Company hereby agrees, subject to the terms and conditions set forth herein, to sell to the several Underwriters, and, upon the basis of the representations and warranties herein contained and subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from the Company (A) the respective principal amounts of 7-Year Notes set forth in Schedule I hereto opposite its name at 98.753% of their respective principal amounts (the "7-Year Note Purchase Price") plus accrued interest, if any, from May 15, 1997 to the date of payment and delivery, calculated on the basis of a 360-day year of twelve 30-day months and (B) the respective principal amounts of 10-Year Notes set forth in Schedule I hereto opposite its name at 98.490% of their respective principal amounts (the "10-Year Note Purchase Price") plus accrued interest, if any, from May 15, 1997 to the date of payment and delivery, calculated on the basis of a 360-day year of twelve 30-day months.

          3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that (A) the 7-Year Notes are to be offered to the public initially at 99.878% of their principal amount (the "7-Year Note Public Offering Price") plus accrued interest, if any, from May 15, 1997 to the date of payment and delivery and to certain dealers selected by you at a


                            11

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price that represents a concession not in excess of 0.50% of their principal amount under the 7-Year Note Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.25% of their principal amount, to any Underwriter or to certain other dealers and (B) the 10-Year Notes are to be offered to the public initially at 99.865% of their principal amount (the "10-Year Note Public Offering Price") plus accrued interest, if any, from May 15, 1997 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of 0.60% of their principal amount under the 10-Year Note Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.25% of their principal amount, to any Underwriter or to certain other dealers.

          4. PAYMENT AND DELIVERY. Payment for the 7-Year Notes and the 10-Year Notes shall be made to the Company by wire transfer in federal funds or other funds immediately available in New York City or through the facilities of The Depository Trust Company of the 7-Year Note Purchase Price and of the 10-Year Note Purchase Price against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on May 16, 1997, or at such other time on the same or such other date, not later than May 22, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of global certificates representing the 7-Year Notes and the 10-Year Notes registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

          The Company agrees to have the global certificates referred to above available for inspection and checking by Morgan Stanley & Co. Incorporated in New York, New York, not later than 1:00 P.M., New York City time on the business day prior to the Closing Date.

          5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the satisfaction of each of the following conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:


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             (i) (A) no downgrading shall have occurred in the rating
accorded any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and regulations thereunder and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock.

            (ii) no stop order suspending the effectiveness of the egistration Statement is in effect and no proceedings for that urpose shall have been instituted and shall be pending or, to your nowledge or the knowledge of the Company, shall be contemplated by he Commission, and any request on the part of the Commission for dditional information shall have been complied with to the atisfaction of your counsel.

   (b) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or Controller of the Company, dated the Closing Date, to the effect that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

             (ii) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii) since the date of the most recent financial statements included in the Registration Statement and the Prospectus, there has been no Material Adverse Change.

   (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Company, dated the Closing Date, in


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form and substance reasonably satisfactory to your counsel to the effect that:

              (i) the Registration Statement and the Prospectus (excluding the documents incorporated therein by reference) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated in the Registration Statement or the Prospectus or with respect to the Statement as to the Eligibility and Qualification of the Trustee on Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel has assumed that the statements made therein (or incorporated by reference therein) are correct and complete;

             (ii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities
Act has been made in accordance with Rule 424(b) under the Securities
Act;

            (iii) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement and the Prospectus;

             (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

              (v) the Indenture has been (A) duly qualified under the Trust Indenture Act and (B) duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (i) as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) as may be limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy; (iv) such counsel shall not be required to express any opinion concerning the enforceability of the waiver or right or defenses contained in
Section 4.06 of the Indenture; and (v) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon;

             (vi) the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) as may be limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the enforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy; (iv) such counsel shall not be required to express any opinion concerning the enforceability of the waiver or rights or defenses contained in Section 4.06 of the Indenture; and (v) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon;

            (vii) the execution and delivery by the Company of, and the issuance and sale of the Securities by the Company pursuant to, this Agreement will not result in (A) the violation by the Company of its Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or any federal or New York statute, or any rule or regulation that has been issued pursuant to the General Corporation Law of the State of Delaware or any federal or New York statute known to such counsel to be applicable to the Company (except that no opinion shall be expressed with respect to state securities or "blue sky" laws) or (B) after giving effect to written waivers and consents which have been or will be obtained on or prior to the Closing, the breach of or a default under (i) any indenture or other agreement or instrument pertaining to the Company's long-term debt listed in the Prospectus Supplement under the caption "Consolidated Capitalization," excluding long-term debt listed as "Other," or (ii) any court or administrative orders, writs, judgments or decrees specifically directed to the Company and identified to such counsel by an officer of the Company as material to the Company;

           (viii) to such counsel's knowledge, no authorization, approval, consent or order of, or filing or qualification with, any federal or New York State court or governmental body or agency is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement and the Indenture or the issuance and sale of the Securities by the Company, except (A) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities and (B) except such as have been obtained under the Securities Act and are in full force and effect as of the Closing Date;

             (ix) the statements set forth in the Prospectus under the caption "Description of the Notes" insofar as such statements constitute summaries of the documents referred to therein, are accurate in all material respects; and the Securities conform in all material respects to the description thereof in the Prospectus; and

         (x) the Company is not an "investment company," as such term is defined in the 1940 Act;

         In addition, such counsel shall state that, while they did not prepare any of the documents incorporated by reference in the Registration Statement and the Prospectus, they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Underwriters' representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and have not made any independent check or verification thereof (except as set forth in paragraph (x) above), during the course of such participation (relying as to materiality to the extent we deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (including the incorporated documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the incorporated documents), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel express no belief with respect to the financial statements, schedules and other financial and statistical data or the Statement of Eligibility of the Trustee on Form T-1 included or incorporated by reference in the Registration Statement or the Prospectus.

         In rendering such opinion, Latham & Watkins may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

   (d) At the Closing Date, each of you shall have received a signed opinion of Thomas L. Young, Esq., General Counsel of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to your counsel, to the effect that:

          (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse
Effect;

          (ii) each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualifications, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

          (iii) the Company has the authorized capitalization as set forth in the Prospectus, including any amendment or supplement thereto; all of the issued and outstanding capital stock of each Significant
Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all of the issued and outstanding capital stock of such Significant Subsidiaries, except as set forth on Schedule II hereto, is owned of record by the Company, directly or through subsidiaries, and is free and clear of any material lien, claim, encumbrance or other security interest;

          (iv) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been authorized by all necessary corporate action of the Company; and this Agreement has been duly executed and delivered by the Company;

          (v) the execution and delivery by the Company of, and the issuance and sale of the Securities by the Company pursuant to, this Agreement will not result in (A) the violation by the Company of its Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or any federal or Ohio State Statute, or any rule or regulation that has been issued pursuant to the General Corporation Law of the State of Delaware or any federal or Ohio State Statute known to such counsel to be applicable to the Company or any of its subsidiaries (except that no opinion is expressed with respect to federal or state securities or "blue sky" laws) (B) after giving effect to written waivers and consents which have been or will be obtained on or prior to Closing, the breach of or default under (I) any indenture or other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise or (II) any court or administrative orders, writs, judgments or decrees known to such counsel;

             (vi) Such counsel has no knowledge of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described therein; or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

             (vii) each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time it was filed with the Commission, complied as to form in all material respects with the requirements for such document under the Exchange Act and the regulations thereunder.

          In addition, such counsel shall state that he has participated in conferences with representatives of the Company, representatives of the independent public accountants for the Company, and the Underwriters' representatives and counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, during the course of such participation no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement (including the incorporated documents), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

     In rendering such opinion, such counsel may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company or upon certificates of public officials, and need not express any opinion with respect to the laws of any jurisdiction other than the federal law of the United States, the law of the State of Ohio and the General Corporation Law of the State of Delaware.

     (e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated the Closing Date, covering certain matters requested by the Underwriters.

     (f) At the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the regulations thereunder and in all material respects shall conform to the requirements of the Securities Act and the regulations thereunder and the Trust Indenture Act and the regulations thereunder, and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against it or any of its subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect, other than as set forth in the Prospectus; (iv) the Company shall have complied with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the Closing Date.

     (g) The Underwriters shall have received on the Closing Date a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) By the Closing Date, your counsel shall have been furnished with all such documents (including any consents under any agreements to which the Company is a party), certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and in Section 5(e) herein and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Securities, and by the Company at or prior to the Closing Date in connection with the authorization and delivery of this Agreement and the Indenture, each as contemplated in this Agreement, shall be reasonably satisfactory in form and substance to you and to your counsel.

     (i) If Securities are to be listed on the New York Stock Exchange (the "NYSE"), such Securities shall have been duly authorized for listing on the NYSE at or by the Closing Date, subject only to official notice of issuance thereof and notice of a satisfactory distribution of the Securities.

     (j) Prior to the Closing Date, the Company shall have furnished to Morgan Stanley & Co. Incorporated such further information, certificates and documents as Morgan Stanley & Co. Incorporated may reasonably request.

     (k) On or prior to the Closing Date, the Company shall have (i) completed the public offering of 14,750,000 shares of its Common Stock, par value $.01, as contemplated by the Prospectus Supplements dated May 13, 1997 relating thereto and the accompanying the Prospectus dated April 18, 1997 and (ii) received (A) the consents of the requisite lenders to release the collateral securing the Company's 11% Senior Debentures due 2003 and the collateral securing, and guarantees of, the Company's obligations under the Refinancing Credit Agreement (the "Credit Agreement"), dated as of November 19, 1996, by and among the Company, the lenders listed therein, including those named as lead managers and co-agents, Bank of America National Trust and Savings Association and Bankers Trust Company, and (B) the consents of such requisite lenders to the issuance of the Securities.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 1(a) and 8 herein shall remain in effect. Notice of such termination shall be given to the Company in writing or by telephone confirmed in writing.

          6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 herein is not satisfied, because of any termination pursuant to Section 10(a) herein or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision herein other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all documented out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To prepare the Prospectus, including any amendment or supplement thereto, in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein;

          (b) To furnish to each of Morgan Stanley & Co. Incorporated and its counsel, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (d) below, as many copies of the Preliminary Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

          (d) If, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriters, the Preliminary Prospectus or the Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Preliminary Prospectus or the Prospectus, as the case may be, in order to make the statements therein, in the light of the circumstances when the Preliminary Prospectus or the Prospectus, as the case may be, is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Preliminary Prospectus or the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which

         Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Preliminary Prospectus or the Prospectus, as the case may be, so that the statements therein as so amended or supplemented will not, in the light of the circumstances when the Preliminary Prospectus or the Prospectus, as the case may be, is delivered to a purchaser, be misleading or so that the Preliminary Prospectus or the Prospectus, as amended or supplemented, as the case may be, will comply with law.

        (e) From the date of this Agreement, and for so long as a Preliminary Prospectus or a Prospectus is required to be delivered in connection with the sale of Securities covered by this Agreement, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Preliminary Prospectus or the Prospectus or any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, Preliminary Prospectus or the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain, as soon as possible, the lifting thereof.

        (f) The Company will comply to the best of its ability with the Securities Act, the Exchange Act and the Trust Indenture Act and the regulations thereunder so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus; and the Company, during the period when the Preliminary Prospectus and the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to
Section 13 or 14 of the Exchange Act within the time periods required under the Exchange Act.

        (g) The Company will endeavor to qualify the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications in effect for as long as may be required for the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

        (h) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable but in any event not later than 90 days after the close of the period covered thereby a consolidated earnings statement for a twelve-month period beginning after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement relating to such Securities, but not later than the first day of the Company's fiscal quarter next following such effective date and that otherwise satisfies the provisions of Section 11(a) of the Securities Act and the regulations thereunder.

        (i) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Prospectus under the heading "Use of Proceeds."

        (j) For a period of five years after the Closing Date, if so requested, the Company will furnish to each of you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the Securities or to security holders of its respective publicly issued securities generally.

        (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) any debt securities of the

Company with a maturity of less than one year), without the prior written consent of Morgan Stanley & Co. Incorporated.

          (l) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement including all financial statements, schedules and exhibits and the Prospectus and all amendments and supplements thereto;
(ii) the preparation, issuance and delivery to you of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Securities under the state securities or blue sky laws in accordance with the provisions of
Section 6(g) herein, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the preliminary and final state securities laws or blue sky surveys (the "Blue Sky Surveys") or any Legal Investment
Memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Surveys or any Legal
Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Securities or the listing, if any, of the Securities on the NYSE; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (the "NASD") made in connection with the offering of the Securities; (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (x) document production charges, if any, of counsel to the Underwriters incurred in connection with the preparation of the Indenture.

          8. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or any amendment thereof, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all

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

liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 8 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9.   SURVIVAL.  The indemnity and contribution provisions contained in
Section 8 herein and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (c) acceptance of and payment for any of the Securities.

          10. TERMINATION. Morgan Stanley & Co. Incorporated may terminate this Agreement by notice to the Company, at any time at or prior to the Closing Date
(a) if there has been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any Material Adverse Change, or any development involving a prospective Material Adverse Change or
(b) if there has occurred any new outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (c) if trading in any securities of the Company has been suspended on any exchange or in any over-the-counter market or by the Commission, or if trading generally on the NYSE has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority or (d) if a general moratorium on commercial banking activities in New York State has been declared by either federal or New York State authorities.

          11. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase and pay for the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase and pay for the Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          12. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, ny telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:

               (a)  IF TO THE UNDERWRITERS:
                    Morgan Stanley & Co. Incorporated
                    440 South LaSalle Street
                    Chicago, Illinois  60605
                    Facsimile No.:  (312) 706-4701
                    Attention:  Francis Oelerich III

                    WITH A COPY TO:
                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Facsimile No.:  (212) 455-2502
                    Attention:  John B. Tehan, Esq.

               (b)  IF TO THE COMPANY:
                    Owens-Illinois, Inc.
                    One SeaGate
                    Toledo, Ohio  43666
                    Facsimile No.:  (419) 247-2226
                    Attention:  Thomas L. Young, Esq.
                    General Counsel

                    WITH A COPY TO:
                    Kohlberg Kravis & Roberts & Co.
                    2800 Sand Hill Road, Suite 200
                    Menlo Park, California  94025
                    Facsimile No.:  (415) 233-6561
                    Attention:  Edward A. Gilhuly
                    Partner

                    AND WITH A COPY TO:
                    Latham & Watkins
                    505 Montgomery Street, Suite 1900
                    San Francisco, California  94111
                    Facsimile No.:  (415) 395-8095
                    Attention:  Tracy K. Edmonson, Esq.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 herein, and no other person will have any right or obligation hereunder.

          14. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          16. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          17. AUTHORITY OF REPRESENTATIVE. Morgan Stanley & Co. Incorporated hereby represents and warrants to the Company that it has the authority to act as agent on behalf of the Underwriters named in Schedule I and the Company shall be entitled to rely upon statements, notices, requests and agreements made by Morgan Stanley & Co. on behalf of the Underwriters.

                                  Very truly yours,

                                  OWENS-ILLINOIS, INC.


                                     By:/S/ DAVID G. VAN HOOSER
                                        --------------------------
                                        Name:   David G. Van Hooser
                                        Title:  Senior Vice President



Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED
BT SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC CAPITAL MARKETS, INC.
SALOMON BROTHERS INC


Acting severally on behalf
  of themselves and the several
  Underwriters named herein

By: MORGAN STANLEY & CO.
     INCORPORATED

By:/S/ WILLIAM H. WRIGHT, II
   ----------------------------
   Name:   William H. Wright, II
   Title:  Principal

                                 SCHEDULE I



                                             Principal Amount  Principal Amount
                                             of 7.85% Senior   of 8.10% Senior
                                             Notes due 2004    Notes due 2007
Underwriter                                  To Be Purchased   To Be Purchased
-----------                                  ---------------  ----------------

Morgan Stanley & Co.
  Incorporated ............................    $120,000,000     $120,000,000
BT Securities Corporation..................      45,000,000       45,000,000
Credit Suisse First Boston
  Corporation..............................      45,000,000       45,000,000
NationsBanc Capital
  Markets, Inc.............................      45,000,000       45,000,000
Salomon Brothers Inc ......................      45,000,000       45,000,000
                                               ------------       ----------
          Total............................    $300,000,000     $300,000,000
                                               ------------      -----------
                                               ------------      -----------

                       Schedule II



  Upon the consummation of the Senior Note Offerings, 100% of the shares of capital stock of each Significant Subsidiary will be, directly or indirectly, owned by the Company free and clear of any material lien, except that the Company owns approximately 79% of the outstanding shares of AVIR S.p.A.